UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

Dynex Capital, Inc. (the Company) held its annual meeting of shareholders on May 11, 2011, at which four proposals were submitted to the Company’s shareholders.  The proposals are described in detail in the Company’s proxy statement for the annual meeting filed with the Securities and Exchange Commission on March 30, 2011.  A quorum of shares was present for the annual meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 – Shareholders elected five directors to serve for a one-year period until the 2012 Annual Meeting of Shareholders and until their successors have been elected and duly qualified. The name of each director elected, and the votes cast for such individuals, are set forth below:

Name	For	Withheld	Broker Non-Votes
Thomas B. Akin	17,071,104	438,596	16,265,113
Michael R. Hughes	17,086,581	423,119	16,265,113
Barry Igdaloff	17,023,457	486,243	16,265,113
Daniel K. Osborne	16,357,497	1,152,203	16,265,113
James C. Wheat, III	17,088,264	421,436	16,265,113

Proposal 2 –  Shareholders approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
16,898,299	373,468	237,933	16,265,113

Proposal 3 –  Shareholders recommended, on an advisory and non-binding basis, that future advisory votes on executive compensation be held annually. The votes regarding Proposal 3 were as follows:

1 Year	2 Years	3 Years	Abstentions
11,996,385	4,116,479	302,596	1,094,240

Proposal 4 – Shareholders approved a proposal to ratify the Company’s selection of BDO USA, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011. The votes regarding Proposal 4 were as follows:

For	Against	Abstentions	Broker Non-Votes
33,215,511	330,575	228,727	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 17, 2011	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer